Exhibit 10.1

ADDENDUM TO EMPLOYMENT AGREEMENT

This Addendum to Employment Agreement (the "Addendum") is made this 24th day of June 2021, between OP BANCORP, a California bank holding company (the "Company”), OPEN BANK, a California banking corporation (the “Bank”), and Min J. Kim, (the "Executive").

WHEREAS: The Company and Executive previously entered into an Employment Agreement dated November 1, 2017 (the “Employment Agreement”).

WHEREAS: The Company wishes to amend the Employment Agreement as follows:

1.

Paragraph 2. TERM. The Company hereby agrees to continue to employ Executive as an at-will employee and Executive hereby accepts continued employment with the Company for the period commencing with the Effective Date and terminating on December 31, 2024, unless either party gives the other written notice not less than forty-five (45) days before the termination date; subject, however, to prior termination of this Agreement and Executive’s employment as hereinafter provided.

2.

Paragraph 3.3 EQUITY AWARDS.  The Executive shall be entitled to equity awards as determined by the Board and in accordance with the Company’s 2021 Equity Incentive Plan.  With the term extension, she will be entitled to receive a grant of restricted stock units of the Company’s common stock equaling 125% of the Executive’s base salary as of the date of the addendum, vesting equally over 3 years.

3.

Paragraph 3.4 AUTOMOBILE ALLOWANCE.  The Executive’s automobile allowance was rolled into her base salary as of April 1, 2019 and therefore no additional automobile allowance will be paid as of the roll-in date and throughout the extended contract term.

The remainder of the Employment Agreement remains unchanged and is in effect in full.

WHEREAS: The Company wishes to memorialize the amendment to the Employment Agreement.

IN WITNESS WHEREOF, this Amendment to the Employment Agreement has been executed and delivered by a duly authorized officer of the Company and by the Executive on the date of signature.

June 24, 2021	/s/ BRIAN CHOI
Date	OP Bancorp/Open Bank Chairman of the Board Brian Choi

June 24, 2021	/s/ MIN J. KIM
Date	OP Bancorp/Open Bank President & CEO Min J. Kim